Exhibit 99.1

Contineum Therapeutics Reports First Quarter 2024 Financial Results and Recent Business Highlights

-Contineum is focused on leading the Neuroscience, Inflammation and Immunology (NI&I) field-

-Successful completion of Initial Public Offering with strong syndicate of existing and new investors-

SAN DIEGO, May 16, 2024 (Business Wire) — Contineum Therapeutics, Inc.  (Nasdaq: CTNM), a clinical stage biopharmaceutical company focused on discovering and developing novel, oral small molecule therapies that target biological pathways associated with specific clinical impairments for the treatment of NI&I indications, today reported financial results for the first quarter ended March 31, 2024, and highlighted recent corporate progress.

“2024 has been a pivotal year of growth for Contineum, as we transitioned to a publicly traded company, expanded the development of PIPE-791 into fibrotic diseases, and nominated our third internally derived development candidate,” said Carmine Stengone, Contineum’s Chief Executive Officer. “We have an exciting year ahead of us focused on clinical execution – we have initiated a Phase 2 trial of PIPE-307 in relapse-remitting multiple sclerosis (RRMS) and expect to initiate a Phase 1b clinical trial of PIPE-791 to measure the relationship of pharmacokinetics (PK) to lung and brain receptor occupancy by positron emission tomography (PET) imaging, while our partner, J&J, announced plans to initiate a Phase 2 trial of PIPE-307 in depression in 2024. Additionally, we look forward to advancing our scientific capabilities and applying our expertise in the NI&I field to develop better drugs and deliver benefits to patients and shareholders.”

First Quarter 2024 and Recent Business Highlights

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Significantly Extended Cash Runway Through the Completion of our Initial Public Offering.  In April 2024, Contineum completed its initial public offering (IPO) resulting in net proceeds of $108.0 million, providing the Company with sufficient capital to generate multiple readouts from PIPE-791 studies in idiopathic pulmonary fibrosis (IPF) and progressive multiple sclerosis (MS) and PIPE-307 studies in depression and RRMS. Contineum’s proforma cash balance at March 31, 2024, when taking into account the net proceeds from its IPO, was $225.9 million, which is anticipated to fund operations to the end of 2027 based upon the current operating plan.

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Met Primary and Secondary Objectives in PIPE-791 Phase 1 Clinical Trial. In January 2024, Contineum completed a Phase 1 clinical trial of PIPE-791, a novel, brain penetrant, small molecule LPA1R receptor antagonist to support the clinical development of PIPE-791 in both IPF and progressive MS. The Phase 1 trial was a single-center, double-blind, placebo-controlled safety, tolerability, and PK trial of oral administration of PIPE-791. The primary objective of the trial was to assess the safety and tolerability of single and repeat oral doses of PIPE-791. The secondary objective of the trial was to assess the single and repeat dose PK profile of PIPE-791. PIPE-791 was well-tolerated across all four single ascending dose and three multiple ascending dose cohorts. Contineum expects to initiate a Phase 1b open-label trial of PIPE-791 in the fourth quarter of 2024 to establish the relationship of PK to lung and brain receptor occupancy by PET imaging. The results of this Phase 1b trial will inform dose selection for Contineum’s planned future Phase 2 trials in IPF and progressive MS, respectively.

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Expanded Pipeline Through the Nomination of a Third Development Candidate, CTX-343. In January 2024, Contineum nominated and began preclinical studies for CTX-343, a peripherally restricted (unable to cross the blood-brain-barrier) LPA1R antagonist. CTX-343 represents the third internally development candidate to be generated from Contineum’s drug discovery platform. Contineum expects to submit an Investigational New Drug Application (IND) to the U.S. Food and Drug Administration for CTX-343 in 2025.

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Presented Positive LPA1 Expression Data on PIPE-791 at the Myelin Gordon Conference.  In March 2024, Contineum presented a poster at the Myelin Gordon Conference that showed high LPA1 receptor expression in brain tissue sections derived from patients with MS. Further, that expression was enriched in lesions with activated microglia associated with chronic inflammation and disease severity further supporting clinical development of PIPE-791 in progressive MS.

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Strengthened Board of Directors.  In March 2024, Contineum appointed commercial veteran Olivia Ware to its Board of Directors. Ms. Ware has more than twenty years of experience in pharmaceutical drug development, commercialization and healthcare management, playing key roles in the launch of several commercial drugs including Rituxan®, Herceptin®, Avastin® and Lucentis®. Ms. Ware also serves as a member of the board of directors of Arcellx, Inc. and Revance Therapeutics, Inc. Ms. Ware holds an A.B. in Psychology from Davidson College and an M.B.A. in Finance and Marketing from the University of North Carolina at Chapel Hill.

First Quarter 2024 Financial Results

●	Cash, Cash Equivalents and Marketable Securities. As of March 31, 2024, Contineum had cash, cash equivalents and marketable securities of $117.9 million, compared to $125.2 million at the end of 2023.

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Research and Development Expenses.  Research and development expenses were $7.8 million for the three months ended March 31, 2024, compared to $3.6 million for the three months ended March 31, 2024. The increase of $4.2 million for the three months ended March 31, 2024, compared to the three months ended March 31, 2023 was primarily driven by a $2.9 million increase in expenses related to research and development expenses for the Company’s product candidates and a $0.6 million increase in expenses related to personnel costs due to increased headcount to support increased development activities.

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General and Administrative Expenses.  General and administrative expenses were $2.2 million for the three months ended March 31, 2024, compared to $1.5 million for the three months ended March 31, 2023. The increase of $0.7 million for the three months ended March 31, 2024, compared to the three months ended March 31, 2023 was primarily driven by $0.5 million increase in consulting expenses and $0.1 million increase in personnel costs.

About Contineum Therapeutics

Contineum Therapeutics (Nasdaq: CTNM) is a clinical stage biopharmaceutical company focused on discovering and developing novel, oral small molecule therapies for NI&I indications with high unmet need. Contineum is focused on targeting biological pathways associated with specific clinical impairments, that Contineum believes, once modulated, may demonstrably impact the course of disease. Contineum has a pipeline of internally-developed programs to address multiple NI&I disorders. PIPE-791 is an LPA1 receptor antagonist which recently completed a Phase 1 healthy volunteer clinical trial to support ongoing clinical development for IPF and progressive MS. PIPE-307, a selective inhibitor of the M1 receptor, is currently in a Phase 2 clinical trial for RRMS, and a Phase 2 trial in depression is planned to initiate in 2024. Contineum is developing PIPE-307 in collaboration with Johnson & Johnson Innovative Medicines.

Contineum is headquartered in San Diego, CA. For more information, please visit www.contineum-tx.com

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the Company’s clinical trial and product development plans and timelines, the indications and market opportunities for its drug candidates and its business strategies and plans. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond the Company’s control and may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties, include, but are not limited to, the following: the Company is  heavily dependent on the success of PIPE-791 and PIPE-307, both of which are in the early stages of clinical development, and neither of these drug candidates may progress through clinical development or receive regulatory approval; the results of earlier preclinical studies and clinical trials, including those conducted by third parties, may not be predictive of future results; the Company has incurred significant operating expenses since inception and  it expects that its operating expenses will continue to significantly increase for the foreseeable future; the Company’s license agreement with an affiliate of Johnson & Johnson may not result in the successful development of PIPE-307; and the Company may be unable to obtain, maintain and enforce intellectual property protection for its technology and drug candidates.  Additional risks and uncertainties that could affect the Company’s business, operations and results are included under the captions, “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations” in  its most recent filing on Form 10-Q and in other filings that it makes with the SEC from time to time. These documents are available on the Company’s website at www.contineum-tx.com under the Investor section and on the SEC’s website at www.sec.gov. Accordingly, readers should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Company Contacts:

Peter Slover

CFO

pslover@contineum-tx.com

IR@contineum-tx.com

Contineum Therapeutics, Inc.

Condensed Balance Sheets

(Unaudited)

(in thousands)	March 31, 2024	December 31, 2023
Assets
Cash, cash equivalents and marketable securities	$117,907	$125,190
Prepaid expenses and other current assets	1,804	2,516
Property and equipment, net	756	678
Other long-term assets	2,623	1,283
Operating lease right-of-use assets	474	719
Total assets	$123,564	$130,386

Liabilities, convertible preferred stock and stockholders' deficit
Current liabilities	$6,234	$5,484
Long-term liabilities	339	218
Convertible preferred stock	192,620	192,620
Total stockholders' deficit	(75,629)	(67,936)
Total liabilities, convertible preferred stock and stockholders' deficit	$123,564	$130,386

Contineum Therapeutics, Inc.

Condensed Statement of Operations

(Unaudited)

(in thousands)	Three Months Ended March 31,
	2024	2023
Operating expenses:
Research and development	$7,778	$3,632
General and administrative	2,152	1,483
Total operating expenses	9,930	5,115
Loss from operations	(9,930)	(5,115)
Interest income	1,636	401
Interest expense	—	(92)
Change in fair value of preferred stock warrant liability	(117)	—
Other expense, net	(6)	(18)
Net loss	(8,417)	(4,824)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	(166)	67
Comprehensive loss	$(8,583)	$(4,757)
Net loss per share, basic and diluted	$(3.55)	$(2.12)
Weighted average shares of common stock outstanding, basic and diluted	2,369,067	2,277,555